Exhibit 99.1

Neos Therapeutics Reports Third Quarter 2020 Financial Results

— Company to host conference call today at 8:30 a.m. EDT —

DALLAS and FORT WORTH, Texas, November 9, 2020 — Neos Therapeutics, Inc. (Nasdaq: NEOS), a commercial-stage pharmaceutical company developing and manufacturing central nervous system-focused products, today reported financial results for the third quarter ended September 30, 2020 and provided a business update.

“During the third quarter, we saw Neos ADHD prescription volumes and the overall ADHD market begin to rebound from the profound impact of the COVID-19 pandemic in the second quarter of 2020, with continued prescription volume strength for the adult segment and a gradual recovery of the pediatric segment. We are pleased with the market rebound, and I am happy to report that, compared to the second quarter, third quarter prescription growth for Neos’ ADHD medications was nearly double the overall ADHD market,” said Jerry McLaughlin, President and Chief Executive Officer. “In addition, we are seeing continued sequential growth of Neos commercial ADHD prescriptions being filled through Neos RxConnect, our best in class patient support program.”

ADHD Commercial Portfolio

●	Neos brands outperforming the ADHD market: During the third quarter of 2020, the ADHD market saw sequential growth of 4.1% following the immediate and elongated impact of the ongoing COVID-19 pandemic, which began during the second quarter of 2020. Over this same period, Neos brands outperformed the overall market, with Adzenys XR-ODT growing by 9.9% and Cotempla XR-ODT growing by 6.5%.
●	Neos RxConnect program continues to support prescription growth: During the third quarter of 2020, Neos commercial ADHD prescriptions filled through the Neos RxConnect pharmacy network grew sequentially by 17.7% and made up more than 40% of total Neos prescriptions filled. The program, which aims to simplify the process of gaining access to Neos ADHD medicines for both patients and healthcare providers, continues to be a key long-term growth driver for the Neos ADHD franchise.
●	New strategy targeting adults with ADHD driving Adzenys XR-ODT growth: During the third quarter of 2020, Neos deployed new strategies for Adzenys XR-ODT focused on adults with ADHD. As a result, adult prescriptions for Adzenys XR-ODT grew sequentially by 10.7%. Overall ADHD market adult prescriptions grew by 4.1% during this same time period.

Development Pipeline

●	NT0502 Phase 1 single ascending and multiple ascending dose trial plans to initiate in 1H2021: The Company now plans to initiate a Phase 1 clinical trial for NT0502, for the treatment of sialorrhea in patients with neurological conditions in the first half of 2021. The multi-part study includes single ascending and multiple ascending dose cohorts.

Financial Highlights and Select Third Quarter 2020 Financial Results

●	Total product revenues were $12.5 million for the three months ended September 30, 2020, compared to $17.5 million for the three months ended September 30, 2019.

	Q3 2020	Q3 2019	% Change vs. 2019
Adzenys XR-ODT	$6.2MM	$8.8MM	(29.5)%
Cotempla XR-ODT	$5.6MM	$7.2MM	(22.2)%
Adzenys ER*	—	$0.2MM	—
Generic Tussionex	$0.7MM	$1.3MM	(46.2)%
Total	$12.5MM	$17.5MM	(28.5)%

*	Adzenys ER revenue was negligible in Q3 2020.

●	Gross profit was $7.4 million for the three months ended September 30, 2020, compared to a gross profit of $11.1 million for the same period in 2019.
●	Research and development expenses were $1.3 million for the three months ended September 30, 2020, compared to $1.6 million for the same period in 2019.
●	Selling and marketing expenses were $4.8 million for the three months ended September 30, 2020, compared to $7.1 million for the same period in 2019.
●	General and administrative expenses were $4.1 million for the three months ended September 30, 2020, compared to $2.8 million for the same period in 2019.
●	For the third quarter of 2020, net loss was $4.9 million or ($0.10) per share, compared to $2.1 million or ($0.04) per share in the third quarter of 2019. Loss from operations was $2.9 million for the three months ended September 30, 2020, compared to $0.4 million for the same period in 2019.
●	At September 30, 2020, the Company held $12.7 million in cash and cash equivalents.

Conference Call Details

Neos management will host a conference call and live audio webcast to discuss these results and provide a company update at 8:30 a.m. ET today. The live call may be accessed by dialing (877) 388-8985 for domestic calls, or +1 (562) 912-2654 for international callers, and referencing conference ID number 8053068. A live audio webcast for the conference call will be available on the Investor Relations page of the Company’s website at http://investors.neostx.com/. Following the conclusion of the call, the webcast will be available for replay for 30 days.

About Neos Therapeutics

Neos Therapeutics, Inc. (NASDAQ: NEOS) is a commercial-stage pharmaceutical company developing and manufacturing central nervous system (CNS)-focused products. The Company markets Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), and Adzenys-ER® (amphetamine) extended-release oral suspension (see Full Prescribing Information, including Boxed WARNING), all for the treatment of ADHD. The Company also has a development candidate, NT0502, for the treatment of sialorrhea in patients with neurological conditions. Additional information about Neos is available at www.neostx.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company’s strategy, future operations, commercial products, clinical development of its therapeutic candidates, plans for potential future product candidates, financial condition and outlook, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the impact of COVID-19 on prescriptions for the Company’s products and on the Company’s business, revenues, results of operations and financial condition, including whether ADHD prescription volumes and the overall ADHD market are beginning to rebound from the impact of COVID-19; the net sales, profitability, and growth of the Company’s commercial products; the Neos RxConnect network, including whether it will continue to be a key long-term growth driver for the Neos ADHD franchise; the status, timing, costs, results and interpretation of the Company’s clinical trials or any future trials, including whether the Company will initiate a Phase 1 single ascending and multiple ascending dose study of NT0502 in the first half of 2021; the uncertainties inherent in conducting clinical trials; expectations for regulatory interactions, submissions and approvals; the financial condition and outlook for the Company, including whether the Company is on track to becoming operational cash flow positive and to maximize the financial contribution of the ADHD franchise over the next several years; availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements;

uncertainties related to the Company’s intellectual property; other matters that could affect the availability or commercial potential of the Company’s commercial products or therapeutic candidates; and other factors discussed in the Risk Factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in other filings the Company makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, except as may be required by law.

Neos Therapeutics, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(unaudited)

	September 30,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	$12,744	$16,830
Short-term investments	—	8,064
Accounts receivable, net of allowances for chargebacks and cash discounts of $1,899 and $4,848 at September 30, 2020 and December 31, 2019, respectively	20,386	26,563
Inventories, net	8,436	11,010
Prepaid expenses and other current assets	2,443	4,092
Total current assets	44,009	66,559

Property and equipment, net	5,824	7,345
Operating lease right-of-use assets	2,655	3,044
Intangible assets, net	11,074	12,543
Other assets	1,022	1,382
Total assets	$64,584	$90,873

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$8,443	$6,650
Accrued expenses	31,233	40,188
Current portion of operating lease liabilities	693	681
Short-term line of credit	7,320	—
Current portion of long-term debt	19,472	15,836
Total current liabilities	67,161	63,355

Long-Term Liabilities:
Long-term debt, net of current portion	13,720	29,099
Operating lease liabilities	2,741	3,254
Derivative liability	1,456	1,135
Other long-term liabilities	58	160
Total long-term liabilities	17,975	33,648

Stockholders' Deficit:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued or outstanding at September 30, 2020 and December 31, 2019
Common stock, $0.001 par value, 100,000,000 shares authorized at September 30, 2020 and December 31, 2019; 49,788,895 and 49,755,094 shares issued and outstanding, respectively, at September 30, 2020; 49,766,472 and 49,732,671 shares issued and outstanding, respectively, at December 31, 2019	50	50
Treasury stock, at cost, 33,801 shares at September 30, 2020 and December 31, 2019	(352)	(352)
Additional paid-in capital	332,004	328,056
Accumulated deficit	(352,254)	(333,885)
Accumulated other comprehensive income	—	1
Total stockholders' deficit	(20,552)	(6,130)
Total liabilities and stockholders' deficit	$64,584	$90,873

Neos Therapeutics, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Net product sales	$12,535	$17,540	$40,161	$47,817

Cost of goods sold	5,120	6,447	17,387	17,942
Gross profit	7,415	11,093	22,774	29,875

Research and development expenses	1,310	1,551	4,668	6,757
Selling and marketing expenses	4,844	7,125	17,650	21,463
General and administrative expenses	4,177	2,850	12,135	10,355

Loss from operations	(2,916)	(433)	(11,679)	(8,700)

Interest expense	(2,005)	(1,869)	(6,131)	(5,971)
Other income (expense), net	12	251	(557)	1,257

Loss before income taxes	(4,909)	(2,051)	(18,367)	(13,414)
Income tax expense	2	—	2	—
Net loss	$(4,911)	$(2,051)	$(18,369)	$(13,414)

Weighted average common shares outstanding used to compute net loss per share, basic and diluted	49,755,094	49,730,755	49,747,076	49,720,780

Net loss per share of common stock, basic and diluted	$(0.10)	$(0.04)	$(0.37)	$(0.27)

Contacts:

Richard Eisenstadt

Chief Financial Officer

Neos Therapeutics, Inc.

(972) 408-1389

reisenstadt@neostx.com

Sarah McCabe

Stern Investor Relations, Inc.

(212) 362-1200

sarah.mccabe@sternir.com